UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2021, STORE Capital Corporation (the “Company”) and STORE Master Funding I, LLC; STORE Master Funding II, LLC; STORE Master Funding III, LLC; STORE Master Funding IV, LLC; STORE Master Funding V, LLC; STORE Master Funding VI, LLC; STORE Master Funding VII, LLC; STORE Master Funding XIV, LLC; STORE Master Funding XIX, LLC; and STORE Master Funding XX, LLC (each, a Delaware limited liability company and a wholly owned, special purpose bankruptcy-remote, indirect subsidiary of the Company, and together, the “Issuers”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (together, the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $515,000,000 in aggregate principal amount of STORE Master Funding Net-Lease Mortgage Notes, Series 2021-1(the “Class A Notes”) to qualified institutional investors in reliance on certain exemptions from registration under the Securities Act of 1933, as amended, (the “Securities Act”) and upon certain representations and warranties made by the Initial Purchasers in the Note Purchase Agreement. Additional Notes, in the aggregate principal amount of $35,000,000 (the “Class B Notes” and, collectively, with the Class A Notes, the “Notes”), will be issued to an affiliate of the Company. The Note Purchase Agreement contains customary representations, warranties and agreements by the Company and the Issuers.

The Class A Notes will be issued in four classes in a private placement to qualified institutional investors, and the Class B Notes will be retained by the Company. The Notes will bear the following initial principal amounts, annual interest rates, anticipated repayment dates, and expected Standard & Poor’s ratings, respectively:

Class of Notes	Initial Principal Balance	Note Rate	Anticipated Repayment Date	Rated Final Payment Date	Expected Rating (S&P)
A-1 (AAA)	$168,500,000	2.12%	June 2028	June 2051	AAA(sf)
A-2 (AAA)	$168,500,000	2.96%	June 2033	June 2051	AAA(sf)
A-3	$ 89,000,000	2.86%	June 2028	June 2051	A+(sf)
A-4	$ 89,000,000	3.70%	June 2033	June 2051	A+(sf)
B	$ 35,000,000	4.70%	June 2033	June 2051	BBB(sf)

The Company and the Issuers intend to use the net proceeds from the sale of the Class A Notes to refinance or repay certain indebtedness, pay fees and expenses related to the issuance and fund other general corporate purposes. The Class B Notes will be retained by an affiliate of the Company and may be sold in the future.

The Notes have not been and will not be registered under the Securities Act and may not be offered and sold absent registration or an applicable exemption from registration.

Item 7.01	Regulation FD Disclosure.

On May 20, 2021, the Company issued a press release announcing the Company’s pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated May 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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STORE Capital Corporation

Dated: May 20, 2021
	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel